                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             WRT ENERGY CORPORATION

                 WRT Energy Corporation (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that:

                 1. The name of the Corporation is WRT Energy Corporation, and the date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was June 20, 1997.

                 2. This Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of the Corporation as follows: Article IX of the Certificate of Incorporation is added to permit the Corporation to expressly opt out of Section 203 of the General Corporation Law of the State of Delaware (the "DGCL").

                 3. The Corporation, as of the date hereof, has not received any payment for any of its stock.

                 4. This Restated Certificate of Incorporation was duly adopted by a majority of the directors of the Board of Directors of the Corporation in accordance with the provisions of Section 241 of the DGCL.

                 5. The text of the Certificate of Incorporation as amended or supplemented heretofore is further amended hereby, and is hereby restated, to read in its entirety as herein set forth:

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             WRT Energy Corporation

                                   ARTICLE I
                                      NAME

         The name of the corporation is WRT Energy Corporation (the "Corporation").
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                                   ARTICLE II
                                    PURPOSE

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL"), within or without the State of Delaware.

                                  ARTICLE III
                                    DURATION

         The duration of the Corporation shall be in perpetuity, or such maximum period as may be authorized by the laws of Delaware.

                                   ARTICLE IV
                               AUTHORIZED CAPITAL

         The Corporation is hereby authorized to issue a total of fifty-one million (51,000,000) shares of capital stock which shall be subdivided into classes as follows:

         (a) Fifty million (50,000,000) shares of the Corporation's capital stock shall be denominated as Common Stock, have a par value of $0.01 per share, and have the rights, powers and preferences set forth in this paragraph. The holders of Common Stock shall share ratably, with all other classes of common equity, in any dividends that may, from time to time, be declared by the Board of Directors. No dividends may be paid with respect to the Corporation's Common Stock, however, until dividend distributions to the holders of Preferred Stock, if any, have been paid in accordance with the certificate or certificates of designation relating to such Preferred Stock. The holders of Common Stock shall share ratably, with all other classes of common equity, if any, in any assets of the Corporation that are available for distribution to the holders of common equity securities of the Corporation upon the dissolution or liquidation of the Corporation. The holders of Common Stock shall be entitled to cast one vote per share on all matters that are submitted for a vote of the stockholders. There are no redemption or sinking fund provisions that are applicable to the Common Stock of the Corporation. Subject only to the requirements of the DGCL and the foregoing limits, the Board of Directors is expressly authorized to issue shares of Common Stock without stockholder approval, at any time and from time to time, to such persons and for such consideration as the Board of Directors shall deem appropriate under the circumstances.

         (b) One million (1,000,000) shares of the Corporation's authorized capital stock shall be denominated as Preferred Stock, par value of $0.01 per share. Shares of Preferred Stock may be issued from time to time in one or more series as the Board of Directors, by resolution or resolutions, may from time to time determine, each of said series to be distinctively designated.
The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such Series of Preferred Stock may differ from those of any and all other series of Preferred Stock at any time


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



outstanding, and the Board of Directors is hereby expressly granted authority to fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of each such series of Preferred Stock, including, but without limiting the generality of the foregoing, the following:

         (i) The distinctive designation of, and the number of shares of Preferred Stock that shall constitute, each series of Preferred Stock, which number (except as otherwise provided by the Board of Directors in the resolution establishing such series) may be increased or decreased (but not below the number of shares of such series then outstanding) from time to time by the Board of Directors without prior approval of the holders of such series;

         (ii) The rights in respect of dividends, if any, of such series of Preferred Stock, the extent of the preference or relation, if any, of such dividends payable on any other class or classes or any other series of the same or other class or classes of capital stock of the Corporation, and whether such dividends shall be cumulative or non-cumulative;

         (iii) The right, if any, of the holders of such series of Preferred Stock to convert the same into, or exchange the same for, shares of any other class or classes or of any other series of the same or any other class or classes of capital stock of the Corporation and the terms and conditions of such conversion or exchange, including, without limitation, whether or not the number of shares of such other class or series into which shares of such series may be converted or exchanged shall be adjusted in the event of any stock split, stock dividend, subdivision, combination, reclassification or other transaction or series of transactions affecting the class or series into which such series of Preferred Stock may be converted or exchanged;

         (iv) Whether or not shares of such series of Preferred Stock shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, shares of such series of Preferred Stock may be redeemed;

         (v) The rights, if any, of the holder of such series of Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation or in the event of any merger or consolidation of or sale of assets by the Corporation;

         (vi) The terms of sinking fund or redemption or repurchase account, if any, to be provided for shares of such series of Preferred Stock;

         (vii) The voting powers, if any, of the holders of any series of Preferred Stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality





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                 of the foregoing, include the right, voting as a series by itself or together with the holders of any other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation (which, without limiting the generality of the foregoing, may include a specified number or portion of the then-existing number of authorized directorships of the Corporation, or a specified number or portion of directorships in addition to the then-existing number of authorized directorships of the Corporation), generally or under such specific circumstances and on such conditions, as shall be provided in the resolution or resolutions of the Board of Directors adopted pursuant hereto; and

         (viii) Such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, as the Board of Directors shall determine.

         Upon the creation of any new class or series of Preferred Stock of the Corporation, the Board of Directors shall prepare and file with the records of the Corporation and pursuant to the applicable provisions of the DGCL a certificate setting forth the rights and preferences of such class or series of Preferred Stock, which certificate as so filed shall be deemed an amendment to this Certificate of Incorporation and shall not require the consent of any stockholder.

         (c) In addition to the Common Stock and Preferred Stock described above, the Board of Directors is authorized to cause the issuance of any options, rights, warrants or appreciation rights relating to any equity or debt security of the Corporation and which may have rights or preference junior or senior to any equity or debt security of the Corporation from time to time on terms and conditions established in the sole and complete discretion of the Board of Directors. If and to the extent required by the DGCL, upon the creation of any new class or series of additional securities of the Corporation, the Board of Directors shall prepare and file with the records of Corporation a certificate setting forth the rights and preferences of such class or series of additional securities of the Corporation, which certificate shall be deemed an amendment to this Certificate of Incorporation and shall not require the consent of any stockholder.

         (d) Except to the extent that such rights are specifically enumerated in a certificate setting forth the rights and preferences of a specific class or series of Preferred Stock or other securities of the Corporation, no stockholder shall have any preemptive, preferential or other right, including, without limitation, with respect to (i) the issuance or sale of additional Common Stock of the Corporation, (ii) the issuance or sale of additional Preferred Stock of the Corporation, (iii) the issuance of any obligation and/or evidence of indebtedness of the Corporation which is or may be convertible into or exchangeable for, or accompanied by any rights to receive, purchase or subscribe to, any shares of Common Stock, Preferred Stock or other securities of the Corporation, (iv) the issuance of any right of subscription to, or right to receive, any warrant or option for the purchase of any Common Stock, Preferred Stock or other securities of the Corporation or (v) the issuance or sale of any other equity or debt securities that may be issued or sold by the Corporation from time to time.





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         (e)  Notwithstanding anything in this Certificate of Incorporation to the contrary, the Board of Directors shall be prohibited from authorizing or issuing any equity securities that have no voting rights.

                                   ARTICLE V
                       RIGHTS AND POWERS OF STOCKHOLDERS

         (a) Meetings of stockholders may be held within or without the State of Delaware, at such date and time as is requested by the person or persons calling the meeting, within the limits fixed by law. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.

         (b) At any annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting in accordance with this Article V. To be properly brought before an annual meeting business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting, provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the number of shares of the Corporation which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. To be properly brought before a special meeting of stockholders, business must have been specified in the notice of meeting (or supplement thereto) given by or at the direction of the Board of Directors. Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at any annual or special meeting except in accordance with the procedures set forth in this
Article V. The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article V, and if he should so determine, he shall so declare at the meeting and any such business not properly brought before the meeting shall not be transacted.

         (c) Only persons who are nominated in accordance with the procedures set forth in this Article V shall be eligible for election as directors of the Corporation. Nominations of





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persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article V. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting, provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, business address and residence address of such person, (ii) the principal occupation or employment of such person,
(iii) the number of shares, if any, of the Corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such persons' written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the number of shares of the Corporation which are beneficially owned by such stockholder. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed herein, and if he should so determine, he shall so declare at the meeting and the defective nomination shall be disregarded.

                                   ARTICLE VI
                                   DIRECTORS

         (a) The business and affairs of the Corporation shall be conducted and managed by, or under the direction of, the Board of Directors. The exact number of directors of the Corporation shall be fixed by the Board of Directors as provided in the By-laws.

         (b) The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the DGCL (including, without limitation, paragraph (7) of subsection (b) of Section 102 thereof), as the same may be amended and supplemented from time to time. If the DGCL hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.





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         (c)     The election of directors of the Corporation need not be by written ballot, unless the By-laws of the Corporation otherwise provide.

                                  ARTICLE VII
                   REGISTERED OFFICE AND AGENT, AND DIRECTORS

         The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, Wilmington, County of New Castle, Delaware, 19085. Corporation Service Company is the Corporation's registered agent at this address. The names and mailing addresses of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and qualified are:

         Name                                      Address
         -------------------------                 ------------------------------------------------------------

1.    Charles E. Davidson                          411 West Putnam Avenue, Greenwich, CT 06830

2.    Mark Liddell                                 1601 N.W. Expressway, Suite 700, Oklahoma City,
                                                   OK 73118-1401

3.    Mike Liddell                                 1601 N.W. Expressway, Suite 700, Oklahoma City,
                                                   OK 73118-1401

4.    Robert E. Brooks                             343 Third Street, Suite 205, Baton Rouge, LA  70801

5.    Alan May                                     10814 Everwood Lane, Houston, TX 70024

                                  ARTICLE VIII
                        AMENDMENTS TO THE CERTIFICATE OF
                           INCORPORATION AND BY-LAWS

         (a) The Corporation reserves the right to amend, alter, change or repeal, from time to time, any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation of powers.

         (b) The Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time the By-laws of this Corporation, subject to the right of the stockholders entitled to vote with respect thereto to adopt, amend and repeal by-laws.





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                                   ARTICLE IX
        SECTION 203 - BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

         The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL.

                                   ARTICLE X
                                  INCORPORATOR

         Robert E. Hochstein is the sole incorporator and his mailing address is c/o Schulte Roth & Zabel LLP, 900 Third Avenue, New York, New York, 10022.





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        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Gary C. Hanna, its President, this ____ day of July, 1997.




                                       By:
                                           -------------------------------------
                                           Name:    Gary C. Hanna
                                           Title:   President





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